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                                                                    EXHIBIT 11.1

                              DURACELL INTERNATIONAL INC.

                   COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                  FOR FISCAL YEARS ENDED JUNE 30, 1996, 1995 AND 1994
                        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                    1996       1995       1994
                                                                   ------     ------     ------
Primary Computations:
Weighted average number of shares outstanding....................   118.6      117.4      116.4
  Effect of outstanding stock options............................     2.6        3.3        2.8
                                                                     ----       ----       ----
  Weighted average number of shares and share equivalents
     outstanding.................................................   121.2      120.7      119.2
                                                                     ====       ====       ====
Per share amounts:
  Net income(a)(b)...............................................  $ 2.02     $ 1.95     $ 1.68
                                                                     ====       ====       ====
Fully Diluted Computations:
Weighted average number of shares outstanding....................   118.6      117.4      116.4
  Effect of outstanding stock options............................     2.6        3.3        3.2
                                                                     ----       ----       ----
  Weighted average number of shares and share equivalents
     outstanding.................................................   121.2      120.7      119.6
                                                                     ====       ====       ====
Per share amounts:
     Net income(a)(b)............................................  $ 2.02     $ 1.95     $ 1.67
                                                                     ====       ====       ====

- ---------------
(a) These calculations are submitted in accordance with Regulation S-K item 601
(b) (11).
(b) Calculated by dividing the following by the weighted average number of shares and share equivalents:

     Net income..................................................  $244.7     $235.8     $200.2
                                                                   ======     ======     ======

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